                                                                    Exhibit 4.21


                  INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Instrument"), dated as of August 9, 2001, among RCN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 105 Carnegie Center, Princeton, New Jersey 08540 (the "ISSUER"), THE CHASE MANHATTAN BANK, a corporation duly organized and existing under the laws of the State of New York, having its corporate trust office at 450 West 33rd Street, 15th Floor, New York, New York 10001, as resigning Trustee (the "RESIGNING TRUSTEE"), and HSBC BANK USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, having its corporate trust office at 10 East 40th Street, 14th Floor, New York, New York 10016, as successor Trustee (the "SUCCESSOR TRUSTEE").

                                    RECITALS

                  There are presently outstanding $567,712,000 aggregate principal amount of the Issuer's 11 1/8% Senior Discount Notes due 2007, Series B (the "NOTES") under an Indenture, dated as of October 17, 1997, between the Issuer and the Resigning Trustee (the "INDENTURE").

                  The Resigning Trustee wishes to resign as Trustee, Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes (the "AGENT") under the Indenture; the Issuer wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar, Paying Agent and Agent under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Registrar, Paying Agent and Agent under the Indenture.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

                  Section 101. Pursuant to Section 6.10(b) of the Indenture, the Resigning Trustee hereby notifies the Issuer that the Resigning Trustee is hereby resigning as Trustee under the Indenture. The Issuer hereby waives the 20 Business Day written notice requirement set forth in Section 6.10(b) of the Indenture.

                  Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

                           (a) It is a corporation duly and validly organized
                  and existing pursuant to the laws of the State of New York.

                           (b) No covenant or condition contained in the
                  Indenture has been waived by the Resigning Trustee.

                           (c) There is no action, suit or proceeding pending
                  or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

                           (d) This Instrument has been duly authorized,
                  executed and delivered on behalf of the Resigning Trustee.

                  Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, all the rights, powers, trusts and duties of the Trustee under the Indenture and all property and money held by such Resigning Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

                  Section 104. The Resigning Trustee hereby resigns as Registrar, Paying Agent and Agent under the Indenture.

                  Section 105. As of or promptly after the effective date hereof, the Resigning Trustee shall deliver to the Successor Trustee the items listed on Exhibit A annexed hereto, to the extent these items are in the possession or control of the Resigning Trustee.

                                   ARTICLE TWO
                                   THE ISSUER

                  Section 201. The Issuer hereby certifies that annexed hereto marked Exhibit B is a copy of resolutions duly adopted by the Board of Directors of the Issuer, which resolutions are in full force and effect on the date hereof, authorizing certain officers of the Issuer to: (a) accept the Resigning Trustee's resignation as Trustee, Registrar, Paying Agent and Agent under the Indenture; (b) appoint the Successor Trustee as Trustee, Registrar, Paying Agent and Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Registrar, Paying Agent and Agent under the Indenture.

                  Section 202. The Issuer hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar, Paying Agent and Agent under the Indenture. Pursuant to Section 6.10(e) of the Indenture, the Issuer hereby appoints the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all the rights, powers, trusts and duties of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture. The Issuer shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

                  Section 203. The Issuer hereby represents and warrants to the Successor Trustee that:

                           (a) It is a corporation duly and validly organized
                  and existing pursuant to the laws of the State of Delaware.

                           (b) The Indenture was validly and lawfully executed
                  and delivered by the Issuer, has not been supplemented, amended or modified, and is in full force and effect.

                           (c) The Notes are validly issued securities of the
                  Issuer.

                           (d) No event has occurred and is continuing which is,
                  or after notice or lapse of time would become, an Event of Default under Section 5.01 of the Indenture.

                           (e) No covenant or condition contained in the
                  Indenture has been waived by the Issuer or by the Holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver.

                           (f) There is no action, suit or proceeding pending
                  or, to the best of the Issuer's knowledge, threatened against the Issuer before any court or any governmental authority arising out of any action or omission by the Issuer under the Indenture.

                           (g) This Instrument has been duly authorized,
                  executed and delivered on behalf of the Issuer.

                           (h) All conditions precedent relating to the
                  appointment of HSBC Bank USA as successor Trustee, Registrar, Paying Agent and Agent under the Indenture and which are within the control of the Issuer have been complied with by the Issuer.

                  Section 204. The Issuer hereby appoints the Successor Trustee as Registrar, Paying Agent and Agent under the Indenture.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

                  Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Issuer that:

                           (a) It is a banking corporation and trust company
                  duly and validly organized and existing pursuant to the laws of the State of New York.

                           (b) It is qualified and eligible under Section 6.09
                  of the Indenture to act as Trustee under the Indenture.

                           (c) This Instrument has been duly authorized,
                  executed and delivered on behalf of the Successor Trustee and constitutes its valid and binding obligation, enforceable in accordance with its terms.

                  Section 302. Pursuant to Section 6.11 of the Indenture, the Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture.

                  Section 303. The Successor Trustee hereby accepts its appointment as Registrar, Paying Agent and Agent under the Indenture.

                  Section 304. Promptly after the execution and delivery of this Instrument, the Successor Trustee, on behalf of the Issuer, shall cause a notice, the form of which is annexed hereto marked Exhibit C, to be sent to each Holder of the Notes, with a copy to the Issuer, in accordance with Sections 6.10 and 6.11 of the Indenture.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

                  Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Section 402. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first above written; provided, that the resignation of the Resigning Trustee and the appointment of the Successor Trustee as Registrar, Paying Agent and Agent under the Indenture shall be effective 10 business days after the date first above written.

                  Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Issuer shall remain obligated under Section 6.07 of Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior trusteeship under the Indenture. The Issuer also acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 6.07 of the Indenture, which obligations shall survive the execution hereof.

                  Section 404. This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

                  Section 405. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 406. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

                  TO THE RESIGNING TRUSTEE:
                           Mr. James Lewis
                           Vice President

                           Institutional Trust Services
                           The Chase Manhattan Bank
                           450 West 33rd Street - 15th Floor
                           New York, New York 10001
                           Fax:  (212) 946-8160
                           Tel.: (212) 946-3661

                  TO THE SUCCESSOR TRUSTEE:
                           Mr. Russ Paladino
                           Vice President

                           Mailing Address:
                           Issuer Services
                           HSBC Bank USA
                           452 Fifth Avenue
                           New York, New York 10018

                           Courier Deliveries:
                           Issuer Services
                           HSBC Bank USA
                           10 East 40th Street, 14th Floor
                           New York, New York 10016

                           Fax:  (212) 525-1366
                           Tel.:  (212) 525-1324

                  TO THE ISSUER:
                           Mr. John J. Jones
                           Executive Vice President, General Counsel
                                and Corporate Secretary
                           RCN Corporation
                           105 Carnegie Center
                           Princeton, New Jersey 08540
                           Fax:  (609) 734-3830
                           Tel.:  (609) 734-3700


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

                                     RCN CORPORATION


                                     By:      /s/: John J. Jones
                                        ---------------------------------------
                                         Name:  John J. Jones
                                         Title: Executive Vice President,General
                                                Counsel and Corporate Secretary



                                     THE CHASE MANHATTAN BANK, as
                                     Resigning Trustee


                                     By:      /s/: J.R. Lewis
                                        ----------------------------------------
                                         Name:  J.R. Lewis
                                         Title: Vice President


                                     HSBC BANK USA, as Successor Trustee


                                     By:      /s/: Russ Paladino
                                        ----------------------------------------
                                         Name:  Russ Paladino
                                         Title: Vice President

                                    EXHIBIT A

Documents to be delivered to the Successor Trustee by the Resigning Trustee:

1.       Executed copy of the Indenture and all supplements thereto.

2.       File of closing documents.

3. Copies of the most recent of each of the SEC reports delivered by the Issuer pursuant to the Indenture.

4. A copy of the most recent Compliance Certificate delivered pursuant to the Indenture.

5. Certified List of Holders as of the effective date of this Instrument, certificate detail and all "stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered holders, the computer tape reflecting the identity, address, tax identification number and detailed holdings of each such holder).

6. Copies of any official notices sent by the Trustee to all the holders of the Notes pursuant to the terms of the Indenture during the past twelve months and a copy of the most recent Trustee's Annual Report to Holders.

7.       Note debt service records.

8. Trust account statements for a one-year period preceding the date of this Instrument.

9.       All unissued Notes inventory or DTC FAST held global certificates.

10.      The conversion file, if any conversions have occurred.

11. Such other documents as the Successor Trustee may reasonably require in order to transfer the appointment to it.

                                    EXHIBIT B

                                BOARD RESOLUTIONS

                                    EXHIBIT C

Notice to Holders of RCN Corporation's (the "ISSUER") 11 1/8% Senior Discount Notes due 2007, Series B (the "NOTES"):

                  We hereby notify you of the resignation of The Chase Manhattan Bank as Trustee under the Indenture, dated as of October 17, 1997 (the "INDENTURE"), pursuant to which your Notes were issued and are outstanding.

                  The Issuer has appointed HSBC Bank USA, whose Corporate Trust Office is located at 10 East 40th Street, 14th Floor, New York, New York 10016, attention: Issuer Services (mailing address: 452 Fifth Avenue, New York, New York 10018, attention: Issuer Services), (212) 525-1324, as successor Trustee under the Indenture, which appointment has been accepted and has become effective.

                                                     HSBC BANK USA,
                                                     as successor Trustee

Dated:   _____________________, 2001